EXHIBIT 1A-2.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TROPICAL RACING, INC.

Dated January 10, 2020

            Pursuant to and in accordance with Section 607.1007 of the Florida Business Corporation Act (the “Act”), Tropical Racing, Inc., a Florida corporation (the “Corporation”), does hereby certify, for the purpose of filing these Amended and Restated Articles of Incorporation of the Corporation (these “Amended and Restated Articles of Incorporation”) with the Department of State of the State of Florida (the “Department of State”), that:

1. The name of the Corporation is Tropical Racing, Inc.

2. The Articles of Incorporation of the Corporation were originally filed with the Department of State on March 31, 2017 under Document Number P17000028975 (the “Articles”).

3. These Amended and Restated Articles of Incorporation have been duly adopted and approved by the Board of the Directors of the Corporation by written consent dated January 10, 2020 and the Majority Shareholder of the Corporation by written consent dated January 10, 2020, in accordance with the applicable provisions of the Act. The number of votes cast for the amendment and restatement was sufficient for approval.

4. The Corporation’s Articles are hereby amended and restated in their entirety as follows:

ARTICLE 1

NAME

            The name of the Corporation is Tropical Racing, Inc. (the “Corporation”).

ARTICLE 2

PRINCIPAL OFFICE

            The address of the principal office of the Corporation is 1740 Grassy Springs Road, Versailles, Kentucky 40383.

1

ARTICLE 3

PURPOSE

            The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Florida, as the same may be amended from time to time.

ARTICLE 4

CAPITAL STOCK

            The aggregate number of shares of capital stock that the Corporation shall be authorized to issue is Two Hundred Fifty Million (250,000,000) shares which shall consist of the following:

                        (a) COMMON STOCK. The authorized Common Stock of the Corporation shall be Two Hundred Million (200,000,000) shares of Common Stock Class A with a par value of $.0001 per share; and Twenty-Five Million (25,000,000) shares of Common Stock Class B with a par value of $.0001 per share. The holders of the Class A Common Stock shall be entitled to one vote for each share held by them of record on the books of the Corporation. The holders of the Class B Common Stock shall be entitled to ten votes for each share held by them of record on the books of the Corporation. Such shares of Common Stock may be issued by the Corporation from time to time for such consideration greater than or equal to par value as may be fixed from time to time by the Board of Directors. Each share of Common Stock, Series B is convertible into one share of Common Stock, Series A of the Corporation.

                        (b) PREFERRED STOCK. The authorized preferred stock of the Corporation shall be Twenty-Five Million (25,000,000) shares of preferred stock with a par value of $.0001 per share. Subject to the terms and provisions of this Article, the Board of Directors of the Corporation is authorized to provide, from time to time, for the issuance of shares of preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                                    (1) The voting rights. if any, of the holders;

                                    (2) The terms and conditions, if any, on which shares may be converted at the election of holders thereof into shares of common stock of the Corporation.

                        (c) PAYMENT FOR STOCK. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE 5

OFFICERS AND DIRECTORS

            Troy Levy, President and Director

            Ronald Kapphahn, Director

2

ARTICLE 6

REGISTERED AGENT

            The name and Florida street address of the Registered Agent is: Don A Paradiso, Esq. 2400 N.E. 9th Street, Suite 204, Fort Lauderdale, Florida 33304.

ARTICLE 7

AMENDMENT OF ARTICLES OF INCORPORATION

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by Articles of Amendment, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 8

EFFECTIVE DATE

            The effective date is the date of filing of these Articles.

ARTICLE 9

ELIMINATION OF DIRECTOR AND OFFICER LIABILITY

            No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the fullest extent provided by applicable laws for acts or omissions which involve intentional misconduct, fraud or knowing violation of law. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office.

ARTICLE 10

Control share acquisition

            In accordance with Section 607.0902(10) of the Florida Business Corporation Act, section 607.0902(10) of the Florida Business Corporation Act shall apply to control-share acquisitions of shares of the capital stock of the Corporation such that control shares as defined in the Act shall be subject to redemption by the Corporation at the fair value thereof pursuant to the procedures adopted by the Corporation.

3

ARTICLE 11

INDEMNIFICATION

            To the fullest extent permitted by Florida law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against such person and incurred by such person in any capacity arising out of that persons status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of the Bylaws of the Corporation. Further, the Corporation will pay the expenses of such persons as they are incurred in advance of the final disposition of the action or proceeding, upon the receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

[Signature Page Follows]

4

            IN WITNESS WHEREOF, the undersigned have executed these Articles as of the date first set forth above.

TROPICAL RACING, INC.

By:	/s/ Troy Levy

Name:	Troy Levy

Title:	President and Director

Signature Page to Amended & Restated Articles of Incorporation

5

CERTIFICATE

REGARDING

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TROPICAL RACING, INC.

TROPICAL RACING, INC., a Florida corporation (the “Corporation”), hereby certifies, pursuant to and in accordance with Section 607.1007 of the Florida Business Corporation Act for the purpose of filing its Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, that:

The Corporation’s Amended and Restated Articles of Incorporation were adopted and approved on January 10, 2020 by written consent of the Board of Directors of the Corporation and by the written consent of the Majority Shareholder on January 10, 2020.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of January 10, 2020.

TROPICAL RACING, INC.

By:	/s/ Troy Levy

Name:	Troy Levy

Title:	President and Director

6